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                                                                    Exhibit 10.9

                        SEPARATION AND RELEASE AGREEMENT

         This Separation and Release Agreement ("Agreement") is entered into between Metal Management, Inc., a Delaware corporation ("Company"), for and on behalf of itself and any affiliated and related entities (hereinafter referred to collectively as the "Company Affiliates" or, individually, as a "Company Affiliate") and Albert A. Cozzi, an individual resident of the state of Illinois ("Executive"), this 18th day of January 2004. For purposes of this Agreement, "affiliated and related entities" means, with respect to any entity or entities, any other entity or entities directly or indirectly controlling, controlled by, or under common control with, such entity or entities, as well as any joint venture involving any such entity and, for purposes of this definition, "control" means the power to direct or cause the direction of the management or policies of the controlled entity.

         For and in consideration of the covenants and agreements set forth herein, including the waiver and release by the parties of certain rights thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Resignation. Executive hereby resigns as an employee, director, board member, and/or officer of Company and all Company Affiliates of which he is an employee, director, board member, and/or officer, effective as of 4:30 p.m. (CST) on January 16, 2004 (the "Resignation Date"), and shall take such action as may be required to document such resignation as may be reasonably requested by the applicable Company or Company Affiliate. Executive shall have no further official duties after the Resignation Date. Executive's resignation shall be treated as a unilateral termination by Executive, without "Good Reason," as such term is defined in that certain Employment Agreement, dated December 1, 1997 (as amended by that certain letter agreement, dated as of June 7, 2001 and that certain letter agreement dated as of June 13, 2001, the "Employment Agreement"), by and between Executive and Company.

         2. Post-Employment Compensation and Benefits. Subject to withholding for taxes and other amounts required by law to be withheld, and to the terms of any applicable benefit plans, Executive shall receive the compensation and benefits described in this paragraph, provided that Executive does not revoke this Agreement pursuant to paragraph 3(e). Executive acknowledges and agrees that the releases, promises and obligations of Company and the Company Affiliates pursuant to this Agreement constitute good and valuable consideration for Executive's entering into this Agreement.

                  (a) Executive shall receive an amount equal to Two Million, Thirty-Nine Thousand, Two Hundred Sixty-Five U.S. Dollars ($2,039,265) ("Severance"), of which (i) One Million Six Hundred Two Thousand Four Hundred Seventy-Eight U.S. Dollars ($1,602,478) which shall be paid on January 30,
2004 and (ii) Four Hundred Thirty-Six Thousand Seven Hundred Eighty-Seven U.S. Dollars ($436,787) shall be paid on July 18, 2005. The Severance is inclusive of all severance benefits, salary, short-term and long-term bonuses, and in lieu of any and all other compensation (if any) to which Executive may be entitled, including, without limitation, any payments arising under the Employment Agreement, from Company or any

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

Company Affiliate, except as otherwise expressly provided in this paragraph 2, and including salary and other amounts Executive is entitled to through the Resignation Date. Except for the portion of this payment attributable to accrued unpaid salary, this payment shall not be considered earnings for purposes of the retirement, savings, 401(k) or other employee benefit plans of Company or any Company Affiliate.

                  (b) Executive shall not be eligible for any awards under an incentive compensation plan of Company or any Company Affiliate.

                  (c) All warrants for the purchase of Company common stock previously awarded or granted to Executive are fully vested as of the Resignation Date and are exercisable (according to the terms of the respective plan or scheme pursuant to which such warrants were issued) for the remainder of their respective exercise terms.

                  (d) All shares of Company common stock subject to forfeiture awarded or granted to Executive shall become fully non-forfeitable as of the Resignation Date.

                  (e) Executive shall be eligible to continued group health plan coverage under Company's medical and dental plan in accordance with the terms of provisions of such plan for a period of 18 months from the Resignation Date at no charge to Executive.

                  (f) Company shall reimburse Executive for up to $24,900 of the cost of life insurance purchased after the Resignation Date upon submission to Company of proof of payments by Executive.

                  (g) Except as otherwise expressly provided in this paragraph 2, nothing in this Agreement shall limit or reduce any benefits or rights Executive may have under any retirement, savings, deferred compensation, 401(k), or any other employee benefit plan of Company or any Company Affiliate, or pursuant to any personal life insurance, health or annuity contract that Executive may have with Company or any Company Affiliate; provided, further, that, notwithstanding the provisions of this Section 2(f), neither Company nor any Company Affiliate shall be liable to Executive for any non-vested matching funds or other non-vested benefits under any retirement, savings, deferred compensation, 401(k), or any other employee benefit plan of Company or any Company Affiliate.

                  (h) Attached hereto as Schedule "A" is a listing of all of Executive's common stock subject to forfeiture described in this Section 2 that are outstanding as of this Agreement, along with the relevant grant dates. This common stock shall become vested on the Resignation Date in accordance with 2(d) above.

         3. Release of Claims.

                  (a) General. Executive acknowledges and agrees that this Agreement includes a complete, final, and binding settlement, release and covenant not to sue with respect to any claims he may have against the Releasees (as defined below), including, but not limited to,

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

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all claims arising from or in any way related to Executive's employment with
Company or any of the Company Affiliates or the termination thereof, as well as claims arising from any contracts, agreements, or employment relationships, currently in force or contemplated, between Executive and Company and the Company Affiliates.

                  (b) Release. Executive hereby releases, discharges, and covenants not to sue Company and the Company Affiliates, or any of them, and/or their respective predecessors, successors, parents, subsidiaries, affiliates, divisions, assigns, current or former employees, officers, directors, shareholders, representatives, attorneys, and agents (collectively referred to herein as "Releasees"), collectively, separately, and severally, from any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown, arising under any state (including the employment laws of State of Illinois), local, federal, administrative or foreign (for purposes of this Agreement, "foreign" means the legal jurisdiction of any sovereign state or country other than the United States of America) law (including, but not limited to, claims arising under the Civil Rights Act of 1964, as amended; 42 U.S.C. Section 1981; the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act of 1938, as amended; the Americans with Disabilities Act; the Securities Act of 1933; the Securities Exchange Act of 1934; the Family and Medical Leave Act; or claims for declaratory judgment, equitable relief, or attorney's fees) which he, his heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees for any reason whatsoever, which arise from events occurring prior to the date of this Agreement, other than a claim to pay the benefits described in Paragraph 2 hereof. Executive understands and agrees that the payments made to him pursuant to this Agreement and this release include and encompass therein any and all claims with respect to attorneys' fees, costs, and expenses for or by any and all attorneys who have represented him or with whom he has consulted or who have done anything in connection with the subject matter of this Agreement or any and all claims released herein. Notwithstanding anything contained herein to the contrary, nothing in this subparagraph shall prevent Executive from bringing a claim or claims to enforce the terms of this Agreement.

                  (c) Release of Claims under the Age Discrimination in Employment Act of 1967, as Amended. In addition to the foregoing, Executive hereby knowingly and voluntarily releases, discharges and covenants not to sue or move for arbitration in any court or other tribunal, Releasees, collectively, separately and severally, from or for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), which Executive, Executive's heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees.

                  (d) Opportunity to Consider/Consideration. Executive hereby acknowledges and represents that Executive (i) has been advised in writing to consult with an attorney prior to executing this Agreement, (ii) has been given the opportunity to consider for a period of at least 21 days the terms of this Agreement and (iii) has received valuable and good consideration to which Executive is otherwise not entitled in exchange for Executive's execution of this Agreement.

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

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                  (e)      Revocation Period. The parties hereby acknowledge
that Executive may revoke the release by Executive set forth in subparagraphs 3(b) and 3(c) (the "General Release") at any time prior to 5:00 p.m. on the seventh day after this Agreement is executed by Executive (the "Effective Date") and that the General Release and agreements of Company set forth in Section 2 and this Section 3 shall not be effective or enforceable prior to the Effective Date unless Executive shall not have revoked the General Release in accordance with the terms hereof on or prior to the Effective Date. In the event Executive chooses to exercise Executive's option to revoke the General Release, Executive shall notify Company in writing to Company's agent designated below for this purpose, and return all monies paid pursuant to this Agreement (if any) no later than 5:00 p.m. on the Effective Date. Such notice shall be delivered by registered or certified mail, return receipt requested and addressed as follows:

         Metal Management, Inc.
         500 N. Dearborn Street
         Suite 600
         Chicago, Illinois  60610
         Attn: Daniel Dienst

         with a copy to:

         King & Spalding LLP
         1185 Avenue of the Americas
         New York, New York  10036
         Attn: E. William Bates, II, Esq.
               Lawrence A. Larose, Esq.

                  (f) Full Settlement and Agreement. Executive agrees that this Agreement resolves any and all claims which have been or might be filed by Executive or on Executive's behalf against any Releasees with any State of Illinois administrative agency, the Equal Employment Opportunity Commission (the "EEOC") and any other federal, state, or local court, tribunal agency or commission of the United States, or of any other sovereign state or country as of the Effective Date and as specified in subparagraphs 3(b) or 3(c) above. Executive agrees that this Agreement constitutes a full resolution of any and all such claims, and if any action should be taken to pursue any such charge, any or all Releasees shall be entitled to a protective order against or summary judgment dismissing any such action, and neither he nor anyone on Executive's behalf shall file or cause to be filed any charge, claim, or complaint in any forum against any of the Releasees.

                  (g) Release and Indemnification by Company. Company and Company Affiliates hereby release, discharge, and covenant not to sue Executive from any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, arising under any state, local, federal, administrative or foreign law (including, but not limited to claims for declaratory judgment, equitable relief, or attorney's fees) which they may have or claim to have against Executive for any reason whatsoever, excluding theft or fraud. Further, Company and Company Affiliates, jointly and severally, agree to indemnify and hold Executive harmless

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

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from any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown, excluding theft or fraud, arising under any state, local, federal, administrative or foreign law (including, but not limited to claims for declaratory judgment, equitable relief, or attorney's fees) brought against him by or on behalf of any other Company Affiliate, including, without limitation, the Releasees (or other association for which Executive served as an officer or in a similar business capacity on behalf of or in his capacity as an officer of Company or any Company Affiliate), which arise from events occurring prior to the Effective Date. Notwithstanding anything contained herein to the contrary, nothing in this subparagraph shall prevent Company or any Company Affiliate from bringing a claim or claims for theft or fraud or to enforce the terms of this Agreement.

         4. Non-Assignment. Executive, Company and Company Affiliates each represent, warrant and agree that they have not assigned, transferred, sold or hypothecated any of the claims released by this Agreement. The parties covenant and agree that if there is any claim arising from the assignment, sale or hypothecation of any claim released hereunder, the party who assigned, sold or hypothecated such claim shall indemnify and hold the other party harmless from any liability, including costs and expenses (as well as reasonable attorneys' fees) incurred as a result of any such claim.

         5. Indemnification for Loss of Consortium. Executive covenants and agrees that if there is any claim for loss of consortium against Releasees, or any other similar claim, arising out of or related to Executive's relationship or transactions with Company or any Company Affiliate (including not limited to his employment or separation of employment with Company and any Company Affiliate), Executive agrees to indemnify and hold Company and any Company Affiliate harmless from any liability, including costs and expenses (as well as reasonable attorneys' fees) incurred by Company or any Company Affiliate as a result of any such claim.

         6.       Confidentiality.

                  (a) Except as otherwise specifically provided in Section 6(b) of this Agreement, Executive represents, agrees and covenants that he has maintained and shall continue to maintain the confidentiality of, and not to disclose, reveal, publish, disseminate, or discuss, directly or indirectly, to or with any other person or entity the terms of this Agreement (including whether or not any amount was paid, the amount paid, or information he may have with respect to this Agreement).

                  (b) The following disclosures, which are specific exceptions to Section 6(a) above, are permitted in the following limited circumstances:

                           (i) Executive may make such disclosures as are reasonably necessary for tax reporting purposes;

                           (ii) Executive may disclose the terms and amount paid under this Agreement as reasonably necessary to obtain legal, tax, or accounting advice or services;

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

                           (iii). Executive is permitted to disclose the terms of this Agreement to the extent required in any legal proceeding involving the enforcement of this Agreement, but, as to any other legal proceedings, Executive is permitted to disclose the terms of this Agreement only to the extent (1) specifically requested and consented to in writing by an officer or other authorized representative of Company or the Company Affiliates, or (2) compelled pursuant to a subpoena or other court order, provided, however, that before disclosing this Agreement pursuant to a subpoena or court order, Executive shall provide notice to Company that Executive has been served with such subpoena or court order, including by providing Company with a copy thereof, and shall not disclose this Agreement before Company or another Company Affiliate (if relevant to the matter at hand) has had the opportunity to object to such disclosure within the time allowed by law or otherwise to act to protect such information from disclosure.

                           (iv). Executive is permitted to disclose the terms of this Agreement to his spouse, provided that his spouse has been advised of and agrees to abide by the requirements of this
                                    Section 6.

                           (v). Notwithstanding anything contained herein to the contrary, Executive's communications regarding this Agreement to members of the board of directors of Company on or prior to the date of this Agreement shall not be considered a violation of this Section 6.

         7.       Nondisclosure.

                  (a) Introduction. Executive acknowledges and agrees that he has been employed as the Chief Executive Officer of Company, serves as director, board member and/or officer of several other Company Affiliates, and in his senior executive role has been privy to other confidential and proprietary information relating to Company and the Company Affiliates. In light of the foregoing, Executive agrees to hold in a fiduciary capacity and keep confidential certain information relating to Company and the Company Affiliates, as set forth in this paragraph 7.

                  (b) Nondisclosure of Attorney-Client Communications and Work Product. Executive acknowledges and agrees that during the term of his employment, Executive has been exposed to or has had access to the confidential attorney-client communications of Company and the Company Affiliates and attorney work product relating to Company and the Company Affiliates. Executive hereby agrees that he shall not directly or indirectly use or disclose any information or document conveyed to him in the course of his employment that is a confidential attorney client communication or is attorney work product except to the attorneys of the applicable Company or Company Affiliates or as required by a validly issued court order.

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

                  (c) Acknowledgement of Access to Trade Secrets and Confidential Information. Executive acknowledges and agrees during his employment as the Chief Executive Officer of Company and in his capacity as an officer, director, and/or board member of other Company Affiliates, Executive was intimately involved in developing business strategy and planning for Company and the Company Affiliates, and was provided or had access to Trade Secrets and Confidential Information of Company and the Company Affiliates, including but not limited to present and future operations of Company and the Company Affiliates, their customers, distributors, and suppliers, marketing, pricing and bidding strategies, and the methods used by Company and the Company Affiliates and their respective employees. Executive acknowledges and agrees that such information has been developed or obtained by Company and the Company Affiliates by the investment of significant time, effort and expense, and that such information is a valuable, special and unique asset of Company and the Company Affiliates which provides them with a significant competitive advantage. Executive further understands and acknowledges that such information is proprietary to Company and the Company Affiliates and that, if exploited by Executive in contravention of this Agreement, would seriously, adversely and irreparably affect the business of Company and the Company Affiliates.

                  (d) Nondisclosure of Trade Secrets. Executive hereby agrees that he shall not directly or indirectly use or disclose any Trade Secret of Company or the Company Affiliates for so long as such information remains a Trade Secret. As used herein, a Trade Secret includes, but is not limited to, any technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which: (i) derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (ii) is the subject of reasonable efforts by Company or any Company Affiliate to maintain its secrecy; and (iii) is not otherwise in the public domain.

                  (e) Nondisclosure of Confidential Information. In addition to the foregoing, and not in limitation thereof, Executive agrees that for a period of 18 months after the Resignation Date, Executive shall hold in a fiduciary capacity for the benefit of Company and each of the Company Affiliates and shall not directly or indirectly use or disclose any Confidential Information, as defined herein, that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of or as a result of Executive's employment by or in the performance of Executive's duties for Company or any Company Affiliate. The term "Confidential Information" as used in this Agreement means any secret, confidential or proprietary information of Company or any Company Affiliate not otherwise included in the definition of "Trade Secrets" above. The term "Confidential Information" does not include information that has become generally available to the public (unless Executive is aware that the information has been made public in contravention of a contractual, statutory or fiduciary duty).

                  (f) Remedies Not Exclusive. Executive hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data or Trade Secrets recited herein are in

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________
addition to, and not in lieu of, any rights or remedies that Company or any Company Affiliate may have available pursuant to the laws of any jurisdiction or common law or judicial precedent, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Company or any Company Affiliate of their rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that they may possess in law or equity absent this Agreement.

         8.       Return of Property.

                  (a) Company Property. Executive shall, promptly after the date of this Agreement, make available to Company and the Company Affiliates, or its representative, (a) all memoranda, notes, records, manuals or other documents (including, but not limited to, written instruments, voice or data recordings, or computer tapes, disks or files of any nature), including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Executive's services for Company and the Company Affiliates or the business of Company and the Company Affiliates whether compiled by Executive or furnished to Executive by virtue of his employment with Company or any Company Affiliate, and (b) all equipment, automobiles, computers, credit cards, telephones, office equipment, software, and other property that Company or any Company Affiliate furnished to Executive by virtue of his employment with such Company or Company Affiliate. Notwithstanding the foregoing, the parties agree that Executive may retain copies of documents relating to his own employment, compensation, benefits, and retirement benefits.

                  (b) Executive Property. Company shall, promptly after the date of this Agreement and in cooperation with Executive, identify all of Executive's personal property located on Company's premises and deliver to Executive's home address all such property.

         9.       Restrictive Covenants.

                  (a) Introduction. Executive acknowledges and agrees that he has been employed as the Chief Executive Officer of Company, serves as director, board member and/or officer of several other Company Affiliates, and in his senior executive role has been privy to other confidential and proprietary information relating to Company and the Company Affiliates, each individually and as a whole. Executive acknowledges and agrees that the use or disclosure of Company's and the Company Affiliates' Trade Secrets and Confidential Information in competition with Company and each of the Company Affiliates, or any of them, could cause serious harm to Company and the Company Affiliates. The parties recognize that an important part of Executive's duties was to develop business strategies, supervise employees performing a variety of services, and to develop goodwill for Company and the Company Affiliates through Executive's personal contact with customers, agents and others having business relationships with Company and the Company Affiliates. There is therefore a danger that this goodwill, a proprietary asset of Company and each Company Affiliate, may follow Executive when his relationship with Company and the Company Affiliates is terminated. The parties further recognize that such knowledge of Company's, and the Company Affiliates' business strategies, employees, Trade Secrets and Confidential Information would enable Executive to compete

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________
unfairly with Company and the Company Affiliates. In light of the foregoing, Executive acknowledges and reaffirms his obligation and agreement to abide by the terms of the restrictive covenants as set forth below.

                  (b) Noncompetition. In addition to any other obligation of Executive under any other agreement with Company or any Company Affiliate, in order to assure that Company shall realize the benefits of this Agreement, Executive agrees that, for a period of 18 months following the Resignation Date, he shall not directly or indirectly, alone or as a partner, joint venturer, member, officer, director, employee, consultant, agent, independent contractor, stockholder, creditor or in any other capacity, engage in any activity in any state that is directly or indirectly in competition in any respect with Company, any Company Affiliate or the Business; provided, however, that, the beneficial ownership of less than 5% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section. As used in this Agreement, "Business" means the businesses of collecting, delivering, processing, tolling, supplying, brokering and/or recycling ferrous and/or non-ferrous metals, including, without limitation, (i) collecting, delivering processing, tolling, supplying, brokering and/or recycling industrial scrap metal and/or obsolete scrap metal, (ii) producing shredded, sheared, torched, cold briquetted and/or bundled scrap metal, turnings, cast and broken furnace iron, and/or (iii) collecting, delivering, processing, tolling, supplying, brokering and/or recycling aluminum, stainless steel, copper, brass, titanium and high-temperature alloys, each of which Executive agrees is the business in which he provided services and/or oversight to Company and each Company Affiliate as of the Resignation Date.

                  (c) Nonsolicitation of Employees. Executive covenants and agrees that, for a period of 18 months following the Resignation Date, Executive shall not solicit, or take away, or attempt to solicit or take away, any person who either is an employee of Company or any Company Affiliate as of the Resignation Date or who was an employee of Company or any Company Affiliate at any time during the six-month period immediately preceding the Resignation Date, either on Executive's behalf or on behalf of any other individual or entity.

                  (d) Nonsolicitation of Suppliers, Customers and Business Partners. Executive covenants and agrees that, for a period of 18 months following the Resignation Date, Executive shall not solicit, call upon, divert or take away, or attempt to solicit, call upon, divert or take away, for the purpose of competing with Company, any Company Affiliate or the Business, any supplier or customer of Company, any Company Affiliate or the Business. Executive further covenants and agrees that, for a period of 18 months following the Resignation Date, Executive shall not solicit or call upon, or attempt to solicit or call upon, any agent or agency, broker, broker-dealer, financial planner, registered principal or representative, supplier or service provider of any entity or person, if the purpose of such solicitation is either (i) to compete with Company, any Company Affiliate or the Business or (ii) to encourage that person or entity to terminate, diminish or alter the business relationship between Company or any Company Affiliate and that person or entity.

                  (e) Equitable Relief. Executive acknowledges that the services rendered by

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

Executive to Company and the Company Affiliates have been of a special, unique, unusual and extraordinary character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by Executive of any of the provisions contained in this Agreement shall cause Company and the Company Affiliates irreparable injury and damage. Executive further acknowledges that Executive possesses confidential and proprietary information regarding Company and the Company Affiliates and that any material breach of the provisions of this Agreement would be extremely detrimental to Company and the Company Affiliates. By reason thereof, Executive agrees that Company and the Company Affiliates shall be entitled, in addition to any other remedies they may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by Executive; provided, however, that no recital in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.

         10.      Agreements to Cooperate.

                  (a) By Executive. Executive covenants and agrees that following the Resignation Date, Executive shall cooperate with Company and the Company Affiliates in any pending or future inquiry, audit, litigation, investigation or other dispute, in which Executive, by virtue of Executive's prior relationship with Company or any Company Affiliate, has relevant knowledge or information. Executive further agrees and covenants that, in any such matter he shall, without the necessity for subpoena, in any jurisdiction, provide truthful testimony or information relevant to said matter. The parties acknowledge and agree that Executive, as a former officer and director of Company and certain Company Affiliates, is entitled to indemnification to the same extent and upon the same conditions as active officers or directors of such entities, in actions, suits or proceedings of whatever nature brought against Executive by reason of the fact that he was an officer or director of Company and certain Company Affiliates. Executive shall be reimbursed for the reasonable cost of travel, lodging, meals and automobile rental and reasonable attorneys' fees and expenses incurred by Executive in complying with this paragraph. In addition, after the date which is 18 months after the Resignation Date, Executive shall receive reasonable per diem compensation for each day that Executive shall be required by Company to perform services pursuant to the requirements of this Section 10. Any request for cooperation shall be limited to the minimum amount of Executive's time as is reasonably necessary to accomplish the business purpose.

                  (b) By Company. Company shall use reasonable efforts to effect the timely issuance of common stock issuable in respect of Executive's warrants promptly following Executive's notice of exercise of such warrants and will provide reasonable assurances to any brokerage firm utilized by Executive that the shares of common stock issued upon the exercise of such warrants and the shares of restricted stock held by Executive have been duly registered under the Securities Act of 1933, as amended.

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

         11.      Non-Disparagement.

                  (a) By Executive. Except as otherwise required by law, Executive hereby agrees and covenants that he shall not make any statement, written or verbal, in any forum or media, or take any other action, in disparagement of Company or any Company Affiliate. Without limiting the foregoing, the statements prohibited by this section include negative references to Company's or any Company Affiliates' products, services, corporate policy, officers and/or directors.

                  (b) By Company. Except as otherwise required by law, Company hereby agrees and covenants that it shall cause all officers and directors of Company (including, but not limited to, members of Company's Board of Directors, President and bChief Financial Officer) to refrain from making any statement, written or verbal, in any forum or media, or taking any other action, either directly or indirectly through the officers or employees of Company or any Company Affiliate, in disparagement of Executive. Without limiting the foregoing, the statements prohibited by this section include negative references to Executive's service as an employee, officer, director or board member of Company or the Company Affiliates but do not include statements regarding any claims not released in subsection 3(e) above.

         12. Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of New York without reference to the choice of law principles thereof.

         13. Successors. This Agreement shall be binding on the parties hereto and their respective heirs, successors and assigns.

         14. Arbitration. Subject to Company's and the Company Affiliates' right to seek immediate injunctive or equitable relief as described in paragraph 9(d) above, any dispute, controversy, or claim arising out of or relating to this Agreement, the breach, termination or invalidity thereof, or Executive's employment, including claims of tortious interference or other tort or statutory claims, and including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration administered by the American Arbitration Association in accordance with the Employment Dispute Resolution Rules then in effect. If a dispute arises between the parties, the parties agree that their respective representatives shall meet and consult in good faith and attempt to settle the dispute, within 30 days of written notice thereof, as a condition precedent to the initiation of arbitration proceedings hereunder. If the parties are unable to resolve their differences within that 30-day period, then within ten days thereafter, the parties shall select three arbitrators from a list of potential arbitrators supplied by the American Arbitration Association, in accordance with the arbitrator selection procedures of the American Arbitration Association then in effect. Not later than 45 days following the selection of the arbitrators, a hearing shall be convened by the arbitrators in Chicago, Illinois. At such hearing, each party shall be entitled to present arguments in favor of, and call witnesses in support of such party's position with respect to the item in dispute; provided, however, that absent a written agreement of the parties to the contrary, presentation and/or arguments (including the direct testimony of any witnesses called by a party) of each side of the dispute

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________
shall be limited to five hours. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         15. Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced or modified to the limit of such validity; and if any clause or provision contained herein operates or would operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held ineffective as though not herein contained, and the remainder this Agreement shall remain in full force and effect.

         16. Understanding. Executive herewith covenants and agrees that he has read and fully understands the contents and the effect of this Agreement. Executive accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

         17. Attorneys' Fees, Costs and Expenses. Company shall reimburse Executive for reasonable attorneys' fees and expenses incurred by Executive in connection with the preparation and negotiation of this Agreement. In addition, if any arbitration proceeding or action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         18. Third Party Beneficiaries. The Company Affiliates shall be third-party beneficiaries of this Agreement for the purposes enforcing paragraphs 3 through 19 hereof. Except as expressly provided herein, there are no third party beneficiaries of this Agreement and this Agreement shall inure solely to the benefit of the parties hereto and the Company Affiliates.

         19. Entire Agreement; Miscellaneous. Except as expressly provided herein, the parties acknowledge and agree that they are not relying on any representations, oral or written, other than those expressly contained in this Agreement. Except as expressly provided herein, this Agreement supersedes all prior agreements, proposals, negotiations, conversations, discussions and course of dealing between the parties, including but not limited to any employment, severance or benefits agreements between Company or any Company Affiliate and Executive. Section headings are for convenience of reference only and are not intended to create substantive rights or obligations. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same Agreement.

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

         This Agreement was executed in duplicate with all pages preceding the signature page having been initialed by all parties hereto. GIVEN under the hand and seal of the parties or by their duly authorized agent, as of the date first above written.

EXECUTIVE:

_______________________________________
Albert A. Cozzi

COMPANY:

METAL MANAGEMENT, INC.

By____________________________________
         Daniel Dienst
         Chief Executive Officer and
         Chairman of the Board

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________

                                   SCHEDULE A

 WARRANT/OPTION              GRANT DATE              NUMBER
 --------------              ----------              ------
Restricted Stock            May 12, 2003             15,000
Restricted Stock            May 20, 2003              5,580

                                                            Initials of Parties

                                                         Executive _____________

                                                         Company _______________